UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 16, 2006

AMERIGROUP Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-31574	54-1739323
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4425 Corporation Lane, Virginia Beach, Virginia		23462
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(757) 490-6900

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.05 Amendments to the Registrant's Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On November 9, 2006, the Board of Directors of AMERIGROUP Corporation (the "Company") amended its Code of Business Conduct and Ethics (the "Code of Conduct"), which applies to all of its directors, officers and employees. The Company first adopted the Code of Conduct in 2004 as an enhancement to its formal compliance program which began in 1998. The amendments adopted by the Board of Directors are further enhancements to the compliance program and the Code of Conduct. The summary of the amendments to the Code of Conduct that are briefly described below is qualified in its entirety by reference to the amended Code of Conduct, which is filed as Exhibit 14.1 to this Current Report on Form 8-K and is incorporated herein by reference. The amended Code of Conduct will also be posted on the corporate governance page of the Company’s website at www.amerigroupcorp.com.

The following amendments were made to the Code of Conduct: (i) reiterating in Section 2 that compliance with all laws and regulations is a requirement; (ii) establishing timeframes for the completion of compliance training; (iii) providing for prompt reporting of suspected retaliation; and (iv) adding a "Quality of Care" provision that is designed to ensure the Company’s members receive quality medical care, which is an ongoing Company policy that had not previously been included in the Code of Conduct. The amendments also include technical, administrative or other non-substantive changes in other sections of the Code of Conduct.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERIGROUP Corporation

November 16, 2006	By:	Stanley F. Baldwin

Name: Stanley F. Baldwin
Title: Executive Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

14.1	AMERIGROUP CODE OF BUSINESS CONDUCT AND ETHICS